January 15, 1999
Materials Reviewed by Special Committee
--------------------------------------------------------------------------------

Market Data for Semiconductor Companies
(in thousands of dollars, except per share data)

------------------------------------------------------------------------------------------------------------------------------------
                                         Pericom Semiconductor     Actel              Dallas Semiconductor          Exar
                                         Corporation (1)           Corporation        Corporation (3)               Corporation
                                      ----------------------------------------------------------------------------------------------
Market Price (1/15/99)                           $12.13                $18.94                 $42.00                   $15.00
52 Week High                                      $4.19                $22.63                 $50.06                   $25.69
52 Week Low                                      $14.13                 $7.25                 $22.69                   $12.00

Symbol                                             PSEM                  ACTL                     DS                     EXAR

Most Recent Fiscal Year Ended                  06/30/98              12/28/97               12/28/97                 03/31/98
Most Recent Quarter End                        09/30/98              10/04/98               09/27/98                 09/30/98

Common Shares Outstanding                         9,332                20,943                 28,210                    9,301
Fully Diluted Shares [A]                         10,926                25,195                 33,406                   11,494

Market Value of Common Equity                  $113,151              $396,608             $1,184,820                 $139,515
Total Debt & Preferred Stock                      $0                    $0                     $0                       $0
Cash & Marketable Securities                    $24,913               $64,287               $122,677                  $74,003
                                                -------               -------               --------                  -------
Total Enterprise Value (TEV)                    $88,238              $332,321             $1,062,143                  $65,512

EPS Date                                       09/30/98              10/04/98               09/27/98                 09/30/98

EPS (diluted)
-------------
LTM EPS                                           $0.59                 $0.65                  $1.97                    $0.83
12 Mos. ending 6/99
est. EPS [B]                                      $0.69                 $0.79                  $1.95                    $0.59
1998/97A EPS                                      $0.55                 $0.76                  $2.19                    $0.77
1999/98E EPS [B]                                  $0.68                 $0.69                  $1.85                    $0.71
2000/1999E EPS [B]                                $0.88                 $0.90                  $2.17                    $0.82

Price to LTM EPS                                   20.6                  29.1                   21.3                     18.1
Price to June 1999E EPS                            17.6                  24.0                   21.5                     25.4
Price to 1999/98E EPS                              17.8                  27.4                   22.7                     21.1
Price to 2000/99E EPS                              13.8                  21.0                   19.4                     18.3

Market Capitalization Basis
---------------------------
LTM Revenue                                     $52,347              $151,265               $352,975                  $92,643
Market/LTM Revenue                                  2.2                   2.6                    3.4                      1.5
Market/Operating Cash Flow [C]                     12.6                  14.7                    9.6                     10.1
Market/Operating Profit                            14.6                  21.0                   14.6                     16.0
Market/Book                                         2.8                   3.2                    3.0                      1.1

TEV Basis
---------
TEV/LTM Revenue                                     1.7                   2.2                    3.0                      0.7
TEV/Operating Cash Flow [C]                         9.8                  12.3                    8.6                      4.7
TEV/Operating Profit                               11.4                  17.6                   13.1                      7.5
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                         Lattice Semiconductor           NeoMagic                 Comparable
                                                         Corporation(5)                  Corporation(6)           Median
                                 -------------------------------------------------------------------------------------------------
Market Price (1/15/99)                                        $49.94                     $18.63
52 Week High                                                  $57.00                     $23.75
52 Week Low                                                   $18.88                     $10.50

Symbol                                                          LSCC                       NMGC

Most Recent Fiscal Year Ended                               03/28/98                   01/31/98
Most Recent Quarter End                                     09/26/98                   10/31/98

Common Shares Outstanding                                     23,430                     24,614
Fully Diluted Shares [A]                                      26,305                     28,373

Market Value of Common Equity                             $1,170,036                   $458,436
Total Debt & Preferred Stock                                   $0                         $0
Cash & Marketable Securities                                $287,072                    $74,348
                                                            --------                    -------
Total Enterprise Value (TEV)                                $882,964                   $384,088

EPS Date                                                    09/26/98                   10/31/98

EPS (diluted)
-------------
LTM EPS                                                        $1.98                      $1.17
12 Mos. ending 6/99
est. EPS [B]                                                   $1.75                      $1.36
1998/97A EPS                                                   $2.37                      $0.82
1999/98E EPS [B]                                               $1.70                      $1.20
2000/1999E EPS [B]                                             $2.00                      $1.43

Price to LTM EPS                                                25.2                       15.9                    21.0
Price to June 1999E EPS                                         28.5                       13.7                    22.8
Price to 1999/98E EPS                                           29.4                       15.5
Price to 2000/99E EPS                                           25.0                       13.0

Market Capitalization Basis
---------------------------
LTM Revenue                                                 $216,322                   $213,192
Market/LTM Revenue                                               5.4                        2.2
Market/Operating Cash Flow [C]                                  16.5                       11.8
Market/Operating Profit                                         19.4                       11.1
Market/Book                                                      2.6                        5.1                     2.9

TEV Basis
---------
TEV/LTM Revenue                                                  4.1                        1.8                     2.0
TEV/Operating Cash Flow [C]                                     12.4                        9.9                     9.9
TEV/Operating Profit                                            14.6                        9.3                    12.3
----------------------------------------------------------------------------------------------------------------------------------

[A] Assumes the exercise of all outstanding options and warrants (regardless of exercise price), and the conversion of all convertible debentures.
[B] Earnings estimates are provided by Zacks Investment Research as of 1/15/99. [C] Operating cash flow equals operating profit plus depreciation and amortization.

Project Blender
Summary of Results

================================================================================

---------------------------------
Acquisition Value Comparison
---------------------------------

                                                                                    Indicated Value
                                                                            --------------------------------
                                                      Comp.      12/31/98E    Enterprise   Equity     Per
                                                     Median       Blender       Value       Value     Share    Weighting
                                                  -----------------------------------------------------------------------
Merger & Acquisition Multiples
------------------------------
Enterprise Value/Sales                                 2.0        $ 147.0       $ 294.0    $ 327.5    $ 25.00       20.0%
Enterprise Value/Oper. Income                         12.3        $  27.0       $ 331.5    $ 365.0    $ 27.87       20.0%
Enterprise Value/Cash Flow                             9.9        $  32.0       $ 316.7    $ 350.2    $ 26.74       20.0%
Price/LTM Earnings                                    21.0        $  1.51                             $ 31.71       20.0%
Price/Book                                             2.9        $  95.9                  $ 278.1    $ 21.23       20.0%

      Weighted Average Implied Value                                                                  $ 26.51

Premium Over Current Stock Price (as of 1/15/99)
------------------------------------------------
One day                                               30.3%       $ 17.81                             $ 23.21       33.3%
One week                                              32.1%       $ 17.88                             $ 23.61       33.3%
One month                                             44.6%       $ 15.06                             $ 21.78       33.3%

      Weighted Average Implied Value                                                                  $ 22.87



      -------------------------------------------------------------------------------------------------------------------
      Average of Two Methodologies                                                                    $ 24.69

      Discussion Range                                                                                $ 21.25
      -------------------------------------------------------------------------------------------------------------------

Project Blender
Summary of Results

================================================================================

-----------------------------
On-going Value Comparison
-----------------------------

                                                                                Indicated Value
                                                                       ----------------------------------
                                                           12/31/98E    Enterprise    Equity        Per
                                                Median      Blender       Value        Value       Share      Weighting
                                             ----------------------------------------------------------------------------
Comparable Companies (as of 1/15/99) (1)
----------------------------------------
Price to LTM/EPS                                21.0        $  1.51                                $ 31.71      20.0%
Price to June 99/EPS                            22.8        $  1.41                                $ 32.15      20.0%
Market/Book                                      2.9        $  95.9                   $ 278.1      $ 21.23      10.0%
TEV/Revenue                                      2.0        $ 147.0     $ 294.0       $ 327.5      $ 25.00      16.7%
TEV/Operating Income                            12.3        $  27.0     $ 331.5       $ 365.0      $ 27.87      16.7%
TEV/Operating Cash Flow                          9.9        $  32.0     $ 316.7       $ 350.2      $ 26.74      16.7%

     Weighted Average Implied Value                                                                $ 28.16

Discounted Cash Flow Analysis                                                                      $ 18.22

     --------------------------------------------------------------------------------------------------------------------
     Average of Both Methodologies                                                                 $ 23.19

     Discussion Range                                                                         $20.00 to $21.25

     Implied Control Premium                                                                  -13.8% to -8.4%

     Historical Median Range, Latest Four Quarters (see Exhibit B)                             28.9% to 31.2%
     --------------------------------------------------------------------------------------------------------------------

(1) Comparable company medians are based on most recent available information as of 1/15/99.

Project Blender
Discounted Cash Flow Analysis

================================================================================

Equity cost of capital
In Millions, except per share

Current long-term interest rate (30-year)             5.11%

Current equity premium                                5.69%(1)

Beta                                                  1.88(2)

Cost of equity                                       15.78%

Small stock premium                                   2.95%(3)

Adjusted cost of equity                              18.73%

Range-High                                           20.73%

Range-Low                                            16.73%


(1) Source: Ibbotson & Associates
(2) For the six months ended September 30, 1998
(3) Source:PricewaterhouseCoopers

Project Blender
Discounted Cash Flow Analysis

================================================================================

Free Cash Flow
In Millions, except per share

                                          --------------------------------------------------------------
                                                                      Projected
                                               1999        2000         2001         2002         2003
                                          --------------------------------------------------------------
Year Ended June 30,
Operating Income                             $ 28.5      $ 31.7       $ 37.8       $ 44.6       $ 52.4
Less: taxes                                     9.7        10.5         12.1         14.0         16.5
                                                ---        ----         ----         ----         ----

Post-tax operating income                      18.8        21.2         25.7         30.6         35.9

Add: depreciation & amortization                4.9         4.9          4.9          4.9          4.9
Add: increase in current liabilities            0.3         3.0          5.7          4.3          5.0
Less: increase in current assets               (9.6)       (8.9)       (16.8)       (12.9)       (14.9)
Less: capital expenditures                     (6.0)       (7.0)        (8.0)        (8.0)        (8.0)
Less: increase in deposits on purchases       (10.1)        2.0          6.0          0.0          0.0
                                               ----         ---          ---          ---          ---

Free cash flow                                ($1.7)     $ 15.2       $ 17.5       $ 18.9       $ 22.9

PV Factor                      18.7%          0.879       0.740        0.624        0.525        0.442

PV of cash flows                              ($1.5)     $ 11.3       $ 10.9       $  9.9       $ 10.1

--------------------------------------------------------------------------------------------------------
Sum of PV's                                                                                     $ 40.7
--------------------------------------------------------------------------------------------------------

Terminal value                 7.0x                                                             $366.8

PV Factor                                                                                        0.442
                                                                                                 -----
--------------------------------------------------------------------------------------------------------
PV of terminal value                                                                            $162.3
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Cash flows + terminal value                                                                     $203.0
--------------------------------------------------------------------------------------------------------

Add: cash & marketable securities (9/30/98)                                                     $ 47.2
Add: exercise value of options                                                                  $ 22.4
Less: interest bearing liabilities (9/30/98)                                                     ($1.5)
                                                                                                  ----
--------------------------------------------------------------------------------------------------------
Current estimate of value                                                                       &271.1
--------------------------------------------------------------------------------------------------------

Shares and outstanding (including exercised options)                                              14.9

--------------------------------------------------------------------------------------------------------
Value per share                                                                                 $18.22
--------------------------------------------------------------------------------------------------------